Exhibit 99.1

Zogenix Closes $30 Million Royalty Financing with Cowen

Healthcare Royalty Partners II

Includes $1.5 Million Equity Investment

SAN DIEGO, Calif., July 18, 2011 — Zogenix, Inc. (NASDAQ: ZGNX), a pharmaceutical company commercializing and developing products for the treatment of central nervous system disorders and pain, announced today that it closed its previously announced royalty financing with Cowen Healthcare Royalty Partners II, L.P. (“Cowen Royalty”). Zogenix received the $30 million revenue investment advance from Cowen Royalty today. In addition, today Zogenix issued to Cowen Royalty 388,601 shares of its Common Stock, for aggregate gross proceeds of $1.5 million, and issued warrants to Cowen Royalty that are exercisable for 10 years into 225,000 shares of its Common Stock at an exercise price of $9.00 per share.

The securities issued in this private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and were issued and sold in a private placement pursuant to Regulation D of the Securities Act. The securities may not be offered or sold in the United States except via registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Zogenix

Zogenix, Inc. (NASDAQ: ZGNX), with offices in San Diego and Emeryville, California, is a pharmaceutical company commercializing and developing products for the treatment of central nervous system disorders and pain. Zogenix’s first commercial product, SUMAVEL DosePro (sumatriptan injection) Needle-free Delivery System, was launched in January 2010 for the acute treatment of migraine and cluster headache. Zogenix’s lead product candidate, Zohydro (hydrocodone bitartrate), is a novel, oral, single-entity extended-release capsule formulation currently in Phase 3 clinical trials for the treatment of moderate to severe chronic pain in patients requiring around-the-clock opioid therapy. For additional information, please visit www.zogenix.com.

About Cowen Healthcare Royalty Partners

Cowen Healthcare Royalty Partners is a global healthcare investment firm with more than $1.2 billion under management. The Firm invests principally in commercial-stage healthcare companies and products through drug royalty acquisitions and structured financings. Cowen Royalty’s investment team has over 100 years of healthcare related experience including principal investing, structured finance, healthcare industry senior management, Wall Street research and consulting, and scientific and clinical experience. For more information, visit www.cowenroyalty.com.

Forward Looking Statements

Zogenix cautions you that statements included in this press release and the conference call that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding: the continued adoption of SUMAVEL DosePro, the completion of the Phase 3 clinical trials for Zohydro, the filing of an NDA for Zohydro and the potential to add new products that may be paired with the DosePro delivery platform. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in Zogenix’s business, including, without limitation: the market potential for migraine treatments, and Zogenix’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to SUMAVEL DosePro that could prevent its ongoing commercialization, or that could result in recalls or product liability claims; Zogenix’s dependence on its collaboration with Astellas Pharma US, Inc. to promote SUMAVEL DosePro; the impact of any inability to raise sufficient capital to fund ongoing operations; the ability of Zogenix to ensure adequate and continued supply of SUMAVEL DosePro to successfully meet anticipated market demand; the progress and timing of Zogenix’s clinical trials; the potential that earlier clinical trials may not be predictive of future results; the potential for Zohydro to receive regulatory approval on a timely basis or at all; the potential for adverse safety findings relating to Zohydro to delay or prevent regulatory approval or commercialization; the ability of Zogenix and its licensors to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its products and product candidates and the ability to operate its business without infringing the intellectual property rights of others; and other risks described in Zogenix’s filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this presentation to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Zohydro is a trademark and SUMAVEL and DosePro are registered trademarks of Zogenix, Inc.

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INVESTORS:

Zack Kubow | The Ruth Group

646.536.7020 | zkubow@theruthgroup.com

MEDIA:

Victoria Aguiar | The Ruth Group

646.536.7013 | vaguiar@theruthgroup.com